Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Form S-3 (No. 333-156941) and Form S-8 (No. 333-150268) of ZBB Energy Corporation of our report dated September 16, 2009 with respect to the consolidated financial statements of ZBB Energy Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2009.

/s/ PKF
Certified Public Accountants
A Professional Corporation

New York, New York
September 16, 2009